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                                                                Exhibit (11)(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated July 13, 2001, relating to the financial statements and financial highlights which appear in the May 31, 2001 Annual Report to Shareholders of State Street Research Concentrated International Fund (a series of State Street Research Growth Trust), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts

September 26, 2001